UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 29, 2017
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.03 – Bankruptcy or Receivership
As previously disclosed, on January 22, 2017, Forbes Energy Services Ltd., or Forbes, and its domestic subsidiaries, or collectively, the Debtors, filed voluntary petitions, or the Bankruptcy Petitions, for reorganization under chapter 11 of the United States Bankruptcy Code, or the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a Restructuring Support Agreement (as defined below) that contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization, as amended and supplemented, the Plan. The Debtors’ chapter 11 cases are being jointly administered under the caption In re Forbes Energy Services Ltd., et al (Case No. 17-20023). The subsidiary Debtors in the chapter 11 cases are Forbes Energy Services LLC, C.C. Forbes, LLC, Forbes Energy International, LLC and TX Energy Services, LLC. The Debtors continue to operate as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.
On March 29, 2017, the Bankruptcy Court entered an order, or the Confirmation Order, confirming the Plan. The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied or waived in accordance with the terms of the Plan. The Debtors anticipate that all conditions precedent to the Plan will be satisfied on or about April 13, 2017, or the Effective Date.
The term “Restructuring Support Agreement” means that certain restructuring support agreement dated as of December 21, 2016 by and among the Debtors and certain holders, or the Supporting Holders, of Forbes’s 9% senior notes due 2019, or the Senior Notes.
The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by this reference. Defined terms not defined herein have the meaning set forth in the Plan.
Summary of the Plan
The Plan anticipates that, among other things, on the Effective Date of the Plan:

•
all existing Equity Interests (which include Forbes’s common stock, Forbes’s preferred stock, awards under the Company’s 2012 Incentive Compensation Plan, or the Compensation Plan, and the preferred stock purchase rights under the Rights Agreement dated as of May 19, 2008 and subsequently amended on July 8, 2013, or the Rights Agreement, between Forbes and CIBC Mellon Trust Company, as rights agent) of Forbes will be extinguished without recovery;

•
the Senior Notes in the aggregate principal amount of $280 million will be cancelled and each holder of the Senior Notes will receive such holder’s pro rata share of (a) $20 million in cash and (b) 100% of the new common stock of reorganized Forbes, subject to dilution only as a result of the shares of the new common stock of reorganized Forbes issued or available for issuance in connection with a proposed management incentive plan, or the Management Incentive Plan;

•
Certain qualifying holders of the Senior Notes will make available to the reorganized Debtors a $50 million new first lien term loan facility, or the Exit Facility, which will be backstopped by certain Supporting Noteholders;

•
Reorganized Forbes will adopt and implement the Management Incentive Plan, which will provide for the issuance of restricted stock units covering shares of common stock of reorganized Forbes to the officers and other key employees of the reorganized Debtors;

•
The Debtors’ loan and security agreement, or the Loan Agreement, dated as of September 9, 2011 and subsequently amended, with Regions Bank, or Regions, and Regions as the sole lender party thereto, or the Lender, will be terminated and a new letter of credit facility will be entered into with Regions, or the New Regions Facility, on the Plan’s effective date covering the letters of credit and Bank Product Obligations (as defined in the Loan Agreement) outstanding under the Loan Agreement;

•
The Lender, in full satisfaction and settlement of its claims against the Debtors, will (i) receive cash to satisfy all outstanding obligations with respect to the Revolving Advances (as defined in the Loan Agreement), including, without limitation, all outstanding Revolving Advances and all interest, fees, and other charges due and payable under the Loan Agreement relating to the Revolving Advances, and (ii) as to the Issuer and Bank Product Provider (as each term is defined in the Loan Agreement), continue to hold the cash pledged by Debtors to collateralize all outstanding letters of credit and Bank Product Obligations under the Loan Agreement that will be covered by the New Regions Facility; and

•
Holders of allowed creditor claims, aside from holders of the Senior Notes, will either receive, on account of such claims, payment in full in cash or otherwise have their rights reinstated under the Bankruptcy Code.

Share Information
As of March 28, 2017, Forbes had 22,214,855 shares of common stock outstanding. By operation of the Plan, on the Effective Date, all Equity Interests (which include Forbes’s common stock, Forbes’s preferred stock, awards under the Compensation Plan, and the preferred stock purchase rights under the Rights Agreement) in Forbes will be extinguished without recovery.
Management Incentive Plan
As part of the Plan, the Bankruptcy Court approved and Forbes will establish the Management Incentive Plan, which is an equity based compensation plan and which will, subject to certain terms and conditions, provide for the issuance of shares of the new common stock of reorganized Forbes to the officers and other key employees of the reorganized Debtors.
Conversion to Delaware Corporation on the Effective Date
In accordance with the Confirmation Order and pursuant to the Plan, Forbes will convert from a Texas corporation to a Delaware corporation. The Confirmation Order provides that Forbes in its form as a Delaware corporation will be considered as a successor to Forbes in its previous form as a Texas corporation. This conversion is expected to occur on the Effective Date.
Post Emergence Governance and Management
On the Effective Date, the term of any current members of the board of directors of Forbes, except for the term of John E. Crisp, Forbes’s current Chairman, President and Chief Executive Officer, will expire, and new members of the board of directors of Forbes will take office, together with John E. Crisp, the New Board. The New Board will initially consist of five members. The five members of the New Board are John E. Crisp, Lawrence First, Brett G. Wyard, Rome Arnold and Paul S. Butero.
Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Securities and Exchange Commission on November 14, 2016.

Item 7.01 – Regulation FD Disclosure
On March 31, 2017, Forbes issued a press release announcing the Confirmation Order. Please note that the date on which the Debtors filed the Bankruptcy Petitions that was disclosed in such press release issued earlier today was incorrect. The attached press release contains the correct date on which the Debtors filed the Bankruptcy Petitions, which is January 22, 2017.
A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01 – Other Events
Forbes cautions that trading in its securities during the pendency of the chapter 11 cases is highly speculative and poses substantial risks. Trading prices for Forbes’s securities may not bear any substantive relationship to the probable outcome for security holders in the chapter 11 cases. If the reorganization contemplated by the Plan is consummated, all existing equity interests, including common and preferred stock, of Forbes will be extinguished without recovery.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K and the related exhibits include certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Our actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016.  These factors include or relate to: our ability to consummate the Plan; the effects of the filing of the chapter 11 cases on our business and the interests of various constituents; the Bankruptcy Court’s rulings in the chapter 11 cases, as well the outcome of all other pending litigation and the outcome of the chapter 11 cases in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of the chapter 11 cases; risks associated with third party motions or objections in the chapter 11 cases, which may interfere with our ability to consummate the Plan; the potential adverse effects of the chapter 11 cases on our liquidity or results of operations; our ability to execute our business and financial reorganization plan; and increased advisory costs to execute our reorganization.
In addition to the above factors, actual operating results directly impact our ability to effect a capital restructuring and could continue to be impacted by the following: the effect of the industry-wide downturn in energy exploration and development activities; continuing incurrence of operating losses due to such downturn; oil and natural gas commodity prices; market response to global demands to curtail use of oil and natural gas; capital budgets and spending by the oil and natural gas industry; the ability or willingness of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil; oil and natural gas production levels by non-OPEC countries; supply and demand for oilfield services and industry activity levels; our ability to maintain stable pricing; our level of indebtedness; possible impairment of our long-lived assets; potential for excess capacity; competition; substantial capital requirements; significant operating and financial restrictions under our indenture and revolving credit facility; technological obsolescence of operating equipment; dependence on certain key employees; concentration of customers; substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and indenture covenants; seasonality of oilfield services activity; collection of accounts receivable; environmental and other governmental regulation, including potential climate change legislation; the potential disruption of business activities caused by the physical effects, if any, of climate change; risks inherent in our operations; ability to fully integrate future acquisitions; variation from projected operating and financial data; variation from budgeted and projected capital expenditures; volatility of global financial markets; and the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this Form 8-K and the related exhibits may not occur. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.
	2.1	Debtors’ Prepackaged Joint Plan of Reorganization, dated December 21, 2016 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed December 23, 2016).
	99.1*	Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Prepackaged Joint Plan of Reorganization, as entered by the Bankruptcy Court on March 29, 2017.
	99.2*	Press release dated as of March 31, 2017.
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: March 31, 2017	By: /s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer